Colonial Bankshares, Inc.

                                                           FOR IMMEDIATE RELEASE
                                                  Contact: Mr. Edward J. Geletka
                                                               President and CEO
                                                                  (856) 205-0058


                            COLONIAL BANKSHARES, INC.
               ANNOUNCES FOURTH QUARTER AND 2007 YEAR END RESULTS

     Vineland, New Jersey, February 5, 2008 - Colonial Bankshares, Inc. (NASDAQ:
COBK) (the "Company") the mid-tier stock holding company for Colonial Bank, FSB (the "Bank") announced net income of $426 thousand, or $0.10 per share, for the three months ended December 31, 2007, compared to $468 thousand, or $0.11 per share, for the three months ended December 31, 2006. For the year ended December 31, 2007, the Company earned $1.4 million, or $0.33 per share, as compared to $1.6 million, or $0.37 per share, for the year ended December 31, 2006.

     For the three months ended December 31, 2007 and 2006, net interest income after provision for loan losses was $2.3 million and $2.0 million, respectively. Total interest income increased to $6.2 million for the three months ended December 31, 2007 from $5.1 million for the three months ended December 31, 2006. Total interest expense increased to $3.9 million for the three months ended December 31, 2007 from $3.0 million for the three months ended December 31, 2006. Non-interest income was $536 thousand for the three months ended December 31, 2007 compared to $285 thousand for the three months ended December 31, 2006. Non-interest expense was $2.3 million for the three months ended December 31, 2007 compared to $1.9 million for the three months ended December 31, 2006.

     For the year ended December 31, 2007, interest income increased to $23.0 million from $18.5 million for the year ended December 31, 2006. The increase in interest income was due to increases in the average balance and weighted average yield on earning assets. Interest expense increased to $14.4 million for the year ended December 31, 2007 from $10.2 million for the year ended December 31, 2006. The increase in interest expense was due to increases in the average balance and weighted average rate of interest-bearing deposits and borrowings. Non-interest income increased to $1.4 million for the year ended December 31, 2007 from $1.0 million for the year ended December 31, 2006. Increased fees and service charges on deposit accounts and gains on sales of securities accounted for the increase in non-interest income. Non-interest expense was $8.9 million for the year ended December 31, 2007 compared to $7.4 million for the year ended December 31, 2006. This increase was due to increases in compensation and benefit expense, occupancy and equipment expense, data processing expense, supplies and other general administrative expenses.

     Total assets at December 31, 2007 were $457.9 million compared to $383.6 million at December 31, 2006, an increase of $74.3 million, or 19.4%. Cash and cash equivalents increased to $16.0 million at December 31, 2007 from $13.3 million at December 31, 2006. Investment securities available for sale totaled $163.5 million at December 31, 2007 compared to $136.9 million at December 31, 2006. Investment securities held to maturity totaled $17.2 million at December 31, 2007 compared to $18.7 million at December 31, 2006. Net loans receivable increased to $241.0 million at December 31, 2007 compared to $198.5 million at December 31, 2006, an increase of $42.5 million or 21.4%. Non-performing loans totaled $1.2 million at December 31, 2007 compared to $233 thousand at December 31, 2006. Deposits increased to $371.4 million at December 31, 2007 compared to $337.3 million at December 31, 2006, an increase of $34.1 million or 10.1%. Total borrowings increased to $45.9 million at December 31, 2007 compared to $8.3 million at December 31, 2006.

     Colonial Bankshares, Inc. is the mid-tier stock holding company for Colonial Bank, FSB. Colonial Bank, FSB is a federally chartered savings bank which was originally chartered in 1913. Colonial Bank conducts business from its headquarters and main office in Vineland, New Jersey as well as six offices located in Cumberland and Gloucester Counties in Southern New Jersey and its operating subsidiary, CB Delaware Investments, Inc.

     Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

Colonial Bankshares, Inc.

Selected Income Statement Data (Unaudited)
(Dollars in thousands except per share data)

                                                        For the Three Months            For the Year Ended
                                                         Ended December 31,                December 31,
                                                     ---------------------------    ----------------------------
                                                        2007           2006            2007            2006
                                                     -----------    ------------    ------------    ------------
  Interest income                                        $6,219          $5,078         $23,045         $18,509
  Interest expense                                        3,940           2,994          14,432          10,208
                                                     -----------    ------------    ------------    ------------
  Net interest income                                     2,279           2,084           8,613           8,301
  Provision for loan losses                                   -              59              84             179
                                                     -----------    ------------    ------------    ------------
  Net interest income after provision for loan
    losses                                                2,279           2,025           8,529           8,122
  Non-interest income                                       536             285           1,398           1,043
  Non-interest expense                                    2,313           1,902           8,866           7,430
                                                     -----------    ------------    ------------    ------------
  Income before taxes                                       502             408           1,061           1,735
  Income tax expense                                         76             (60)           (366)             124
                                                     -----------    ------------    ------------    ------------
  Net income                                               $426            $468          $1,427          $1,611
                                                     ===========    ============    ============    ============

  Earnings per share - basic                              $0.10           $0.11           $0.33           $0.37
  Earnings per share - diluted                            $0.10           $0.11           $0.33           $0.37
  Weighted average shares outstanding -
    basic(1)                                          4,290,005       4,391,827       4,289,911       4,373,183
  Weighted average shares outstanding -
    diluted(2)                                        4,302,963       4.407.420       4,313,045       4,388,776
---------------------------------------------------------------------------------------------------------------

Performance Ratios (Unaudited)

                                                           For the Three Months           For the Year Ended
                                                            Ended December 31,               December 31,
                                                        ---------------------------    --------------------------
                                                           2007           2006            2007           2006
                                                        -----------    ------------    -----------    -----------
  Return on average assets (3)                               0.38%           0.49%          0.34%          0.45%
  Return on average equity (3)                               4.48%           5.16%          3.86%          4.49%
  Net interest margin on average interest earning
    assets(3)                                                2.20%           2.37%          2.20%          2.47%
-----------------------------------------------------------------------------------------------------------------

Selected Balance Sheet Data
(Dollars in thousands except per share data)

                                                   At December 31,     At December 31,
                                                        2007                2006
                                                  -----------------   -----------------
                                                     (Unaudited)         (Audited)
           Assets                                       $457,885            $383,597
           Cash and cash equivalents                      15,978              13,257
           Investment securities                         180,762             155,647
           Net loans receivable                          241,040             198,519
           Deposits                                      371,382             337,254
           Short-term and long-term borrowings            45,939               8,324
           Total stockholders' equity                     39,053              36,663
           Book value per share (4)                         8.64                8.11
           Stockholders' equity to total assets             8.53%               9.56%
-------------------------------------------------------------------------------------------------------------------

Asset Quality
(Dollars in thousands)

                                                       At December 31,     At December 31,
                                                            2007                2006
                                                      -----------------   -----------------
                                                        (Unaudited)         (Audited)
           Non-performing assets (5)                      $1,166                $233
           Allowance for loan losses                       1,392               1,373
           Non-performing assets to total assets            0.25%               0.06%
           Allowance for losses to total loans              0.57%               0.69%
-------------------------------------------------------------------------------------------------------------------

(1) Shares outstanding do not include unreleased ESOP shares and treasury shares for the purpose of the weighted average shares outstanding-basic calculation.
(2) Shares outstanding do not include unreleased ESOP shares and treasury shares but does include the common share equivalents of stock options and stock awards for the purpose of the weighted average shares outstanding-diluted calculation.
(3)  Annualized for the three month periods.
(4)  Total  stockholders'  equity  divided by shares  issued of  4,521,696.
(5)  Non-performing assets include non-accrual loans and real estate owned.